UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 6, 2012

SPHERIX® INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  301-897-2540

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 6, 2012, holders of approximately 65% of the issued and outstanding common stock of Spherix Incorporated (the “Company”) voted by written consent to approve and ratify the sale of 100% of the issued and outstanding common stock of Spherix Consulting, Inc., the Company’s wholly-owned subsidiary, to ChromaDex Corp. (“ChromaDex”), for nominal consideration of less than $1,000 (the “Spherix Consulting Sale”).

The ratification by the shareholders will be effective approximately 20 business days after the mailing of the Definitive Information Statement on Schedule 14C to the Company’s shareholders of record on December 17, 2012 in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended.

The foregoing description of the Spherix Consulting Sale does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement dated as of December 3, 2012, by and between the Company and ChromaDex, which is filed as Exhibit 99.1 to the Current Report on Form 8-K, filed with the SEC on December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer

Date: December 12, 2012